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                                                                   EXHIBIT 10.22




                         EXCLUSIVE DISTRIBUTOR AGREEMENT


         This EXCLUSIVE DISTRIBUTOR AGREEMENT, including the attached Exhibits (the "Agreement"), is made and entered into as of April 15, 1997 (the "Effective Date"), by and between ArthroCare Corporation, a Delaware corporation with offices at 595 North Pastoria Avenue, Sunnyvale, California 94086 ("ArthroCare"), and Arthrex GMBH, a corporation organized under the laws of Germany with offices at Liebigstrasse No. 13, 85757 Karsfeld, Munich, Germany ("Arthrex").

         A. ArthroCare is engaged in the business of manufacturing, distributing, and selling Products (as defined below) and desires to engage an exclusive distributor in the Territory (as defined below);

         B. Arthrex desires to solicit orders for Products from customers in the Territory, and desires to be ArthroCare's sole and exclusive distributor in the Territory for Products solely for use within the Field (as defined below); and

         C. Arthrex desires to purchase, and ArthroCare desires to sell to Arthrex, such Products for the purpose of resale to customers in the Territory; and

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:


1.       DEFINITIONS

         1.1 "Electro-Surgical Products" means devices that use electricity to ablate and/or provide hemostasis or sealing of blood vessels.

         1.2      "Field" means arthroscopic applications.

         1.3 "House Accounts" means those accounts in the Territory on attached Exhibit A.

         1.4 "Products" means those products listed in Exhibit B, as amended from time to time, and products marketed by ArthroCare during the Term (as defined in Section 9.1 below) for use in the Field.

         1.5 "Territory" means the geographic area set forth in Exhibit C hereto, including any Territory and province under the direct governmental control of the government(s) of such geographic area.



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2.       GRANT OF DISTRIBUTION RIGHTS

         2.1 Appointment. Subject to the terms and conditions of this Agreement, ArthroCare hereby grants to Arthrex the exclusive right to market, sell and distribute Products in the Territory solely for use in the Field. Arthrex agrees not to market, promote or distribute any Product for use outside the Field. Arthrex may sell, market, promote and distribute Product in other European countries outside the Territory where ArthroCare does not have another distributor. Notwithstanding anything herein to the contrary, Arthrex shall market, promote, sell, and otherwise distribute Products in accordance with all applicable law and regulations. Arthrex's sole authority shall be to purchase Products from ArthroCare and to promote, market and resell such Products for delivery to customers in accordance with the terms of this Agreement. ArthroCare reserves all rights not expressly granted herein.

         2.2 No Rights Beyond Products. Nothing in this Agreement shall be deemed to grant to Arthrex rights in products or technology other than the Products; nor shall any provision of this Agreement be deemed to restrict ArthroCare's right to exploit Products, or patents or any other intellectual property rights, outside the Field, outside the Territory or in products other than Products.

         2.3 Sale Conveys No Right to Manufacture, Copy or Reprocess and Reuse. The Products are offered for sale and are sold by ArthroCare subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture (notwithstanding anything herein to the contrary), duplicate or otherwise copy or reproduce any of the Products. Arthrex agrees that it shall not, and shall not authorize any third party to, reprocess or reuse any Products.

         2.4 Conflict of Interest. Arthrex agrees that any efforts by Arthrex to sell competing Electro-Surgical Products in the Territory would constitute a conflict of interest with respect to Arthrex's obligations to market ArthroCare's Electro-Surgical Products, and Arthrex warrants to ArthroCare that it does not currently represent or promote any lines or products that compete with ArthroCare's Electro-Surgical Products. During the term of this Agreement, in the event that Arthrex represents, promotes or otherwise tries to sell within the Territory any Electro-Surgical products that, in ArthroCare's judgment, compete with either ArthroCare's Electro-Surgical Products covered by this Agreement, or other ArthroCare products in the Field, ArthroCare shall have the right to terminate this Agreement upon [*] prior written notice to Arthrex pursuant to Section 9.2 below.

         2.5 Changes to Territory. ArthroCare reserves the right to appoint other authorized distributors or resellers outside the Territory without restriction as to number and location. ArthroCare grants to Arthrex the first chance to represent ArthoCare in European countries outside of the Territory. ArthroCare shall promptly notify Arthrex of each negotiation with a potential distributor in such countries, and Arthrex shall have [*] from the date it receives notice of such negotiations to excercise its first chance with respect to each such notification. If Arthrex elects to exercise its first chance, then such country will be included within the Territory as defined in Section 1.5 above. After the expiration of such [*] period, or any mutually agreed extension thereof, if Arthrex has not exercised its first chance, ArthroCare shall be free to enter into a distribution





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agreement with the potential distributor and shall have no further obligations to Arthrex with respect to such country.

         2.6 Exclusivity. ArthroCare agrees that it will [*] in the Field in the Territory.

3.       PRICE AND PAYMENT

         3.1 Prices. The difference between Arthrex's transfer price and Arthrex's price to its customers shall be Arthrex's sole remuneration for the sale of the Products. The transfer price paid by Arthrex for each Product shall be as set forth in Exhibit D.

         3.2 Payment Terms. Arthrex shall make payments to ArthroCare under this Agreement by wire transfer in United States dollars in immediately available funds to a bank account designated by ArthroCare. Except as provided in Section
4.2 below, payment for Products supplied hereunder shall be made net [*] after the date of shipment. Any payments due hereunder which are not paid on the date such payments are due shall bear interest at the lesser of one and one-half percent (1-1/2%) per month or the maximum rate permitted by California law, calculated on the number of days such payment is delinquent. In the event that Arthrex's payments due hereunder are delinquent for an additional [*], Arthrex shall provide ArthroCare with a letter of credit for all Product purchases thereafter. This Section 3.2 shall in no way limit any other remedies available to ArthroCare.

         3.3 Taxes. Any and all amounts payable hereunder do not include any government taxes (including without limitation, withholding, sales, use, excise, and value added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Products (other than taxes on the net income of ArthroCare), and Arthrex shall bear all such taxes and duties. When ArthroCare has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Arthrex's invoice and paid by Arthrex, unless Arthrex provides ArthroCare with a valid tax exemption certificate authorized by the appropriate taxing authority.


4.       TERMS OF PURCHASE AND SALE

         4.1 Terms and Conditions. All Product purchases hereunder shall be subject to the terms and conditions of this Agreement. Nothing contained in any purchase order submitted pursuant to this Agreement shall in any way modify or add any terms or conditions to said purchases, unless otherwise agreed in writing by the parties.

         4.2 Initial Stocking Order. An initial stocking order placed by Arthrex on the Effective Date is attached hereto as Exhibit E. Such initial stocking order will be Arthrex's minimum performance requirements for the period from the Effective Date until one (1) year from the Effective Date. The delivery date for such initial stocking order will be as mutually agreed upon by the parties. Payments for such initial stocking order will be as follows: [*] of the transfer price for such order will be due and payable by Arthrex to ArthroCare upon the date of shipment, and the balance will be due





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and payable by Arthrex to ArthroCare within [*] of the Shipment Date, with [*]
of such balance due at the end of each [*] period starting on the [*] of such [*] period.

         4.3 Forecasts. On or before the [*] day of each month, Arthrex shall provide to ArthroCare a good faith, monthly rolling written forecast of the number of units of each Product, on a Product-by-Product basis, that Arthrex expects to purchase over the following [*] ("Forecasts"). Athrex shall submit purchase orders for products in accordance with the number of units of Products forecasted in the first calendar month of the Forecast. The parties acknowledge that the last [*] included in each Forecast are for ArthroCare's planning purposes only and shall not be binding upon the parties.

         4.4 Order and Acceptance. All orders shall be by means of signed written purchase orders by an agent designated by Arthrex to a ArthroCare employee designated by ArthroCare, sent to ArthroCare at ArthroCare's address for notice hereunder and requesting a delivery date that is consistent with the Forecasts. Orders shall be placed by a signed written purchase order which may be provided to ArthroCare by fax. ArthroCare shall use reasonable efforts to fulfill purchase orders submitted in accordance with ArthroCare's standard lead times, it being understood that no purchase order shall be binding upon ArthroCare until accepted by ArthroCare by fax or in writing.

         4.5 Invoicing. ArthroCare shall submit an invoice to Arthrex upon shipment of each Product ordered by Arthrex. Each such invoice shall state Arthrex's aggregate and unit purchase price for Products in a given shipment, plus any freight, taxes or other costs incident to the purchase or shipment initially paid by ArthroCare but to be borne by Arthrex hereunder.

         4.6 Shipping. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for surface or air shipment, in Arthrex's discretion, in ArthroCare's standard shipping cartons, and delivered to Arthrex or its carrier agent F.O.B. the shipping location designated by ArthroCare, at which time risk of loss shall pass to Arthrex. ArthroCare shall ship Products using the carrier specified in Arthrex's purchase order provided that if Arthrex does not provide instructions with respect to the carrier to be used, ArthroCare shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expenses, shall be paid by Arthrex. Arthrex shall also bear all applicable taxes, duties and similar charges that may be assessed against the Products after delivery to the carrier F.O.B. the shipping location. All shipments and freight charges shall be deemed correct unless ArthroCare receives from Arthrex, no later than [*] after the shipping date of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and shipment or discrepancy in the freight cost, as applicable.

         4.7 Product Returns. During the first calendar year following the Effective Date, Arthrex may exchange unopened and undamaged controllers in saleable condition with a return material authorization number which is used for tracking purposes only. Thereafter, except as set forth in Article 6 below, Arthrex may return unopened and undamaged controllers in saleable condition only with ArthroCare's returned material authorization and, when it's used for tracking purposes only and only within [*] of receipt by Arthrex. Controllers returned to ArthroCare other than under Article 6





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shall be returned F.O.B. the destination point designated by ArthroCare and controllers returned more than [*] after receipt by Arthrex of such controllers shall be subject to a restocking fee in an amount equal to [*] of the transfer price paid by Arthrex to ArthroCare for such controllers.


5.       ACCEPTANCE

         Arthrex shall inspect all Products promptly upon receipt thereof and may reject any Product that fails to conform to the warranties set forth in
Article 6 below at the time of delivery to Arthrex, provided that Arthrex complies with the provisions of Section 6.2 below. Except as set forth in
Section 4.7, Article 5 and Article 6 below, Arthrex shall return Products to ArthroCare only with ArthroCare's prior written approval.


6.       WARRANTY

         6.1 Product Warranty. ArthroCare warrants to Arthrex that at the time of delivery to Arthrex the Products purchased by Arthrex shall (i) meet the specifications for the Products as the same may be amended from time to time, and (ii) be free from defects in materials or workmanship, all applicable laws in the place of manufacture. This warranty is contingent upon proper use of Products in the application for which they were intended as indicated in the Product label claims, and ArthroCare makes no warranty (express, implied, or statutory) for Products that are modified (except as expressly contemplated herein), or subjected to accident, misuse, neglect, unauthorized repair, or improper testing or storage.

         6.2 Exclusive Remedy. In the event that any Product purchased by Arthrex from ArthroCare fails to conform to the warranty set forth in Section
6.1 above or is recalled pursuant to Section 7.9.2, ArthroCare's sole and exclusive liability and Arthrex's remedy shall be, at ArthroCare's sole election, to repair or replace the Product, or component thereof or credit Arthrex's account for the amount actually paid for any such Product, or component thereof, provided that (i) Arthrex promptly notifies ArthroCare in writing that such Product failed to conform and furnishes an explanation of any reported nonconformity and requests a return material authorization number; (ii) such Product is returned to ArthroCare by Arthrex F.O.B. the address designated by ArthroCare during the warranty period with the return material authorization number affixed prominently to the outside packaging; and (iii) the reported nonconformities actually exist and were not caused by accident, misuse, neglect, alteration, repair or improper testing or storage. If such Product fails to so conform, ArthroCare will reimburse Arthrex for shipment charges for return of the nonconforming Product.

         6.3 Exclusion of Other Warranties. EXCEPT FOR THE LIMITED WARRANTIES PROVIDED IN SECTION 6.1 ABOVE, ARTHROCARE GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION WITH ARTHREX OR ITS CUSTOMERS, OR OTHERWISE, REGARDING THE PRODUCTS OR VALIDITY OF ARTHROCARE TECHNOLOGY, AND ARTHROCARE SPECIFICALLY




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DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR
PURPOSE, AND NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. ARTHROCARE NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY ARTHROCARE PRODUCT.


7.       Additional Obligations of Arthrex

         7.1 Import-Export Approval. Arthrex shall be responsible, at their expense, for obtaining all approval and permits necessary for export and import of products. Arthrocare shall own all regulatory filings and shall have the right to obtain copies directly from Arthrex of, and to reference, for any purpose, any and all regulatory filings made by Arthrex with respect to Products. Arthrex shall be ArthroCare's registered agent in Europe for CE Mark requirements. In addition, Arthrex is responsible for all electrical approvals (UL, IEC, Etc.) including the CE Mark.

         7.2 Minimum Performance Requirements. Arthrex shall use best efforts to
(i) maximize Product sales for use in the Field in the Territory using at least the same efforts as Arthrex uses to maximize sales of its own products and (ii) ensure that ArthroCare gains appropriate market access in the Territory. During each calendar year Arthrex shall meet the minimum performance requirements set forth in Exhibit F (collectively, "Minimum Performance Requirements"). If Arthrex does not meet the mutually agreed upon Minimum Performance Requirements during [*] of the Term, (as defined in Section 9.1, below) ArthroCare shall have the right to terminate Arthrex's rights under this Agreement pursuant to Section
9.2 below. In the event that the parties are unable to agree upon the Minimum Performance Requirements for [*], either party may terminate this Agreement pursuant to Section 9.2 below. It is understood and agreed that notwithstanding any other provision of this Agreement, ArthroCare shall be under no obligation to continue the production of any Product.

         7.3 Inventory. Arthrex shall maintain a quantity of each Product at all times during the Term of this Agreement as reasonably necessary in order to meet the demand of Arthrex's customers and potential customers.

         7.4 Translation. Arthrex shall at its cost provide any and all resources necessary to translate all required manuals, instructions, literature, and package insert data sheets for use in the Territory, and shall provide ArthroCare and the applicable regulatory authorities sufficient quantities of such materials to meet governmental and/or regulatory, and market support requirements.

         7.5 Reports. Arthrex shall provide ArthroCare, within [*] after the end of each calendar quarter, a general report of Product sales trends and analysis and marketing plans in the Territory during the previous calendar quarter.

         7.6 Product Packaging and Labeling. Arthrex may repackage Products to meet applicable European and country regulations required for distribution of Products. In addition, Arthrex is responsible for sterilization under ISO 9001, CE Mark Standards and CGMP of the wands shipped to




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Arthrex in bulk, using boxes and labels supplied to Arthrex by ArthroCare.
Arthrex will translate ArthroCare's standard labels as necessary, and in accordance with all applicable laws and regulations.

         7.7 Market Research. Arthrex shall assist ArthroCare in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features. Arthrex shall advise ArthroCare on market conditions as reasonably requested by ArthroCare.

         7.8 Training. Arthrex shall maintain knowledgeable sales and marketing personnel to provide instructions to customers in the use of the Products. Arthrex agrees that such sales and marketing personnel will, [*], attend a hands-on sales training session provided by ArthroCare with respect to the Products as set forth in Section 8.2.

         7.9      Other Reporting.

                  7.9.1 Arthrex shall provide, within [*] after publication, copies of any and all articles, manuscripts, abstracts or other literature relating to the Products generated in the Territory in each case to the extent reasonably available to Arthrex.

                  7.9.2 Pursuant to the FDA's Medical Device Reporting (MDR) Regulations, ArthroCare may be required to report to the FDA information that reasonably suggests that a Product may have caused or contributed to the death or serious injury or has malfunctioned and that the device would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Each of ArthroCare and Arthrex agree to supply to the other any such information promptly after becoming aware of it so that each of ArthroCare and Arthrex can comply with governmental reporting requirements. It is understood and agreed that reporting to ArthroCare shall be within twenty-four (24) hours after notification to Arthrex to enable ArthroCare to comply with FDA reporting requirements. In the event that ArthroCare is required by any regulatory agency to recall the Products or if ArthroCare voluntarily initiates a recall of the Products, Arthrex shall cooperate with and assist ArthroCare in locating and retrieving if necessary, the recalled Products from Arthrex's customers. Arthrex shall maintain records of sales of Products to customer by lot number, and/or Arthrex shall make such records available to ArthroCare in the event of a Product recall or other quality related issue, upon reasonable request from ArthroCare. Arthrex shall be responsible for obtaining all records of Arthrex sales to end users in the event of a Product recall or other quality related issue. During the time that the Products are commercially marketed, distributed, or sold by Arthrex, Arthrex also shall, within five (5) business days, forward all Product complaints which it receives to ArthroCare. Arthrex shall make available to ArthroCare for inspection Arthrex's process and records for adverse event and other regulatory reporting purposes at mutually agreed upon times and further shall ensure that Arthrex's processes comply with all applicable laws and regulations in the United States and the Territory.

         7.10 Business Obligations. Any and all obligations associated with Arthrex's business shall remain the sole responsibility of Arthrex. Any and all sales and other agreements between Arthrex




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and its customers are and shall remain Arthrex's exclusive responsibility and shall have no affect on Arthrex's obligations pursuant to this Agreement.

         7.11 Copyright and Trademark Protection. Arthrex shall, at ArthroCare's request and at ArthroCare's expense, promptly notify ArthroCare of the requirements for copyright and trademark protection and registration for the Products in the Territory and at ArthroCare's request shall assist ArthroCare in fulfilling such requirements.

         7.12 Promotions. Arthrex shall be responsible for all Product marketing commitments and procedures in the Territory in the Field. Arthrex shall actively promote the Products as they would their own.

         7.13 Materials. Arthrex shall provide to ArthroCare for purposes of review and comment by ArthroCare all promotional, advertising, and educational materials and programs, package data sheets, and other literature relating to the Products at least [*] prior to the commercial release of such materials or commencement of such programs.

8.       ADDITIONAL OBLIGATIONS OF ARTHROCARE

         8.1 Promotional Materials. ArthroCare shall provide to Arthrex English language samples of promotional support materials for the Products. Such materials shall include, without limitation, brochures and advertising literature.

         8.2 Training. ArthroCare will provide training for Arthrex's personnel in connection with the marketing, sale, installation, maintenance and support of Products. All expenses incurred by Arthrex's personnel in connection with all training including, without limitation, travel and lodging expenses, [*]. Training shall be conducted in either Naples, Florida or in Germany.

         8.3 Scientific and Technical Information. ArthroCare shall provide to Arthrex scientific and technical information required to obtain and maintain registrations, licenses and permits required for sale and distribution of the Products in the Territory, or to respond to inquiries from customers, or governmental or regulatory authorities.

         8.4 Patent Rights. Subject to its reasonable business judgment, ArthroCare shall, at its expense, prosecute and maintain its patent rights, copyrights and trademarks in the Territory.

         8.5 CE Manuals. ArthroCare shall, at its expense, provide Arthrex with all required CE manuals, translated into the applicable language.



9.       TERM AND TERMINATION




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         9.1 Term. This Agreement shall become effective as of the Effective
Date and shall continue in full force and effect for a period of [*] from the Effective Date ("Initial Term"), unless earlier terminated in accordance with this Article 9. Thereafter, this Agreement will automatically renew for additional renewal terms of [*] (each a "Renewal Term"), unless earlier terminated by either party pursuant to this Article 9 below by written notice to the other party at least [*] prior to the expiration of the Initial Term or any Renewal Term. The Initial Term and Renewal Terms are referred to collectively herein as the "Term."

         9.2 Termination for Cause. In addition to ArthroCare's right to terminate this Agreement pursuant to Sections 2.5 or 7.2 above, either ArthroCare or Arthrex may terminate this Agreement by written notice stating each party's intent to terminate in the event the other shall have breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [*] after written notice thereof was provided to the breaching party by the non- breaching party.

         9.3 Termination for Bankruptcy. Either party may terminate this Agreement effective upon written notice to the other party in the event the other party declares bankruptcy or becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code, foreign equivalent or state insolvency proceeding and such proceeding is not terminated within [*] of its commencement.

         9.4      Effect of Termination.

                  9.4.1 In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of ArthroCare or Arthrex. Expiration or termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

                  9.4.2 Within [*] after the effective date of termination of this Agreement, Arthrex shall use its reasonable efforts to provide ArthroCare with a complete inventory of unsold, resalable Products in the Territory, and in transit to Arthrex from ArthroCare.

                  9.4.3 Upon expiration or any termination of this Agreement, ArthroCare or its designee shall repurchase and Arthrex shall sell to ArthroCare or its designee, all of Arthrex's inventory of unused, resaleable Resale Controllers and resaleable Demonstration Controllers existing




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on the effective date of termination. The price of inventory repurchased upon
Arthrex's termination of this Agreement pursuant to Section 9.2 shall be the transfer price paid by Arthrex net of any prior Arthrex price adjustment, credits or other allowances. If ArthroCare terminates this Agreement pursuant to
Section 7.2 or 9.2, then a restocking charge of [*] of the repurchase price shall be deducted from the transfer price for Products repurchased upon termination. Products repurchased from Arthrex by ArthroCare pursuant to this
Section 9.4.3 shall be shipped promptly by Arthrex, at ArthroCare's expense, to a location specified by ArthroCare.

                  9.4.4 Upon expiration or any termination of this Agreement, Arthrex shall transfer any ownership not then residing in ArthroCare of any and all Product authorizations, registrations, permits, and approvals of any kind with respect to Products and applications therefor, including without limitation marketing approval applications, and any other governmental approvals, registrations and the like to ArthroCare, at ArthroCare's cost and expense and shall execute such documents and perform such acts as may be necessary, useful, or convenient to perfect such transfer. It is understood that ArthroCare may use and disclose the foregoing for any purpose.

                  9.4.5 Upon termination of this Agreement, ArthroCare will fill orders received by ArthroCare prior to the date of notice of such termination.

                  9.4.6 Return of Materials. All trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind relating to the Products shall remain the property of ArthroCare except those items Arthrex has solely developed or translated. Effective upon the termination of this Agreement, Arthrex shall cease to use all trademarks and trade names of ArthroCare.

                  9.4.7 No Renewal, Extension or Waiver. Acceptance of any order from, or sale of, any Product to Arthrex after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by ArthroCare.

                  9.4.8 Survival of Certain Terms. The provisions of Articles 6, 10, 12, 13, 14 and Sections 2.3, 2.4, and 9.4; shall survive the expiration or termination of this Agreement for any reason.


10.      CONFIDENTIALITY

         10.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall not publish or otherwise disclose and shall not use for any purpose, except as expressly permitted herein any information furnished to it by the other party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is confirmed as confidential or proprietary by the party disclosing such information at the time of such disclosure or within [*] thereafter ("Confidential Information"). Notwithstanding the foregoing, it is understood and agreed that Confidential




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Information shall not include information that, in each case as demonstrated by written documentation:

                  (1) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                  (2) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (3) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                  (4) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

         10.2 Permitted Disclosures. Notwithstanding the provisions of Section
10.1 above, each party hereto may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities provided that if a party is required to make any such disclosure of another party hereto's Confidential Information, to the extent it may legally do so, it will give reasonable advance written notice to the latter party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). If the party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other party to delay the proposed disclosure (to the extent the disclosing party may legally do so), for up to [*] after receipt of written notice from the disclosing party of its intent to disclose, to allow for the filing of such an application. In addition, ArthroCare may disclose the existence of this Agreement and the terms and conditions hereof to advisors, prospective investors, and others under circumstances that reasonably ensure the confidentiality thereof.


11.      TRADEMARKS AND TRADE NAMES

         11.1 Marks. During the term of this Agreement, Arthrex shall have the right and agrees to, advertise and promote the Products in the Territory under ArthroCare's trademarks and trade names identified on Exhibit G as modified by ArthroCare pursuant to this Section 11.1 ("Marks"). ArthroCare reserves the right to modify Marks or substitute alternative marks for any or all of the Marks at any time upon ninety (90) days prior written notice, provided that ArthroCare shall not modify the Marks unreasonably after the filing of the Marketing Approval Application. The rights granted under this Section 11.1 shall automatically terminate on termination or expiration of this Agreement. ArthroCare shall endeavor to register the Marks with the European Patent Office as trademarks in the appropriate classes and maintain the registrations of such Marks, and Arthrex shall cooperate and upon ArthroCare's reasonable request, provide full information and reasonable assistance to ArthroCare in registering and maintaining the Marks, including without limitation providing evidence of use of the Marks as reasonably required to renew registrations or defend actions for cancellations.

         11.2 Use. Arthrex shall not remove, modify, or obscure Marks affixed to Products without the prior written consent of ArthroCare, unless required by law. Except as set forth in this Section 11.2, nothing contained in this Agreement shall grant to Arthrex any right, title or interest in or to Marks whether or not specifically recognized or perfected under applicable laws of the Territory, and Arthrex irrevocably assigns to ArthroCare all such right, title and interest, if any, in any Marks. At no time during or after the term of this Agreement shall Arthrex challenge or assist others to challenge Marks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to Marks. All representations of Marks that Arthrex intends to use shall first be submitted to ArthroCare for review of design, color, and other details or shall be exact copies of those used by ArthroCare. In addition, Arthrex shall fully comply with all reasonable guidelines, if any, communicated by ArthroCare concerning the use of Marks.

         11.3 Foreign Corrupt Practices Act. In conformity with the United States Foreign Corrupt Practices Act and with ArthroCare's established corporate policies regarding foreign business practices, Arthrex and its employees and agents shall not directly or indirectly make any offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist ArthroCare in obtaining, retaining or directing any such business in violation of the Foreign Corrupt Practices Act.


12.      INTELLECTUAL PROPERTY

         12.1 ArthroCare Defense. Arthrex agrees that ArthroCare has the right to defend, or at its option to settle, and ArthroCare agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Arthrex by any third party for infringement of any patent by the Products. ArthroCare shall have sole control of any such action or settlement negotiations, and ArthroCare agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Arthrex on such issue in any such claim, suit or proceeding defended by ArthroCare. Arthrex agrees that ArthroCare, at its sole option, shall be relieved of the foregoing obligations unless Arthrex (i) notifies ArthroCare promptly in writing of such claim, suit or proceeding; (ii) gives ArthroCare authority to proceed as contemplated herein; and (iii) at ArthroCare's expense, gives ArthroCare proper and full information and assistance to settle or defend any such claim, suit or proceeding for infringement of any patent. Notwithstanding the foregoing, ArthroCare's obligation to defend Arthrex under this Section 12.1 shall not apply to any claims, suits, or proceedings to the extent they allege infringement of third party components. ArthroCare shall not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the provisions of this Article 12, ArthroCare assumes no infringement liability for
(x) combination of Products with other products not provided by ArthroCare, which infringement would not arise from such Products standing alone, or (y) the modification of such Products, where such infringement would not have occurred but for such modifications.

         12.2 Arthrex Remedy. Notwithstanding the foregoing, if it is adjudicatively determined that any Product infringes, or in ArthroCare's sole opinion, may be found to infringe a third party's patent, or if the sale or use of the Products is, as a result, enjoined, then ArthroCare may, at its option and expense, either: (i) procure for Arthrex the right under such patent to sell or use, as appropriate, the Products; or (ii) replace the Products with other non-infringing functionally equivalent products; or (iii) modify the Products to make the Products functionally equivalent and non-infringing; or (iv) if the use of the Products is prevented by injunction, discontinue Product sales under the Agreement and remove any Products in Arthrex's inventory and refund the aggregate payments paid therefor by Arthrex.

         12.3 DISCLAIMER. THE FOREGOING PROVISIONS OF THIS ARTICLE 12 STATE THE ENTIRE LIABILITY OF ARTHROCARE AND THE EXCLUSIVE REMEDY OF ARTHREX AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR ANY PART THEREOF.


13.      INDEMNIFICATION

         13.1 Indemnification of Arthrex. ArthroCare shall indemnify, defend, and hold harmless Arthrex, and its directors, officers, employees, and agents, and the successors and assigns of any of the foregoing (the "Arthrex Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to claims, suits, or proceedings (any of the foregoing, a "Claim") brought by third parties against a Arthrex Indemnitee, alleging bodily injury, death or property damage caused by (a) a breach by ArthroCare of warranties and representations, or (b) the negligence or willful misconduct of ArthroCare, its employees or agents, except to the extent such Claim is covered under Section 13.2 below or is caused by the negligence or willful misconduct of a Arthrex Indemnitee.

         13.2 Indemnification of ArthroCare. Arthrex shall indemnify, defend, and hold harmless ArthroCare, and its directors, officers, employees and agents, and the successors, and assigns of any of the foregoing (the "ArthroCare Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to a Claim brought by third parties against a ArthroCare Indemnitee, arising out of or relating to (a) Products used, sold, or otherwise distributed by Arthrex, except to the extent such claim is covered under Section 13.1 above; (b) breach of any of the representations or warranties made by Arthrex hereunder, or (c) the negligence or willful misconduct of Arthrex, its employees or agents.

         13.3 Indemnification Procedures. A party (the "Indemnitee") that intends to claim indemnification under this Article 13 shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee or any of its directors, officers, employees, agents, licensors, successors, or assigns intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 13 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 13, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may otherwise have to any Indemnitee than under this Article 13. The Indemnitee under this Article 13, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide reasonable information in the investigation of any Claim covered by this indemnification. Notwithstanding anything to the contrary contained in this Article 13, neither party shall be liable for any costs or expenses incurred without its prior written authorization.


14.      LIMITATION OF LIABILITY

         EXCEPT FOR LIABILITY ARISING UNDER SECTION 13.1 AND ARTICLE 12, ARTHROCARE'S LIABILITY ARISING OUT OF THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY ARTHREX FOR THE PRODUCT. IN NO EVENT SHALL ARTHROCARE BE LIABLE TO ARTHREX FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT ARTHROCARE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.


15.      DISPUTE RESOLUTION

         15.1 Disputes. If ArthroCare and Arthrex are unable to resolve any dispute between them, either ArthroCare or Arthrex may, by written notice to the other, have such dispute referred to the chief executive officers (or equivalent) of ArthroCare and Arthrex, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by telephone, within three (3) days, and at times within the period stated above as offered by the designated officers of Arthrex to the designated officer of ArthroCare for consideration.

         15.2 Arbitration. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement, shall be settled by final, binding arbitration in the manner described in this Section 15.2. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect ("Rules"). Notwithstanding those Rules, the following provisions shall apply to the arbitration hereunder:

                  1. Arbitrators. The arbitration shall be conducted by a panel of three (3) arbitrators ("the Panel"). Each party shall have the right to appoint one (1) member of the Panel, with the third member to be mutually agreed by the two (2) Panel members appointed by the parties or appointed in accordance with the rules of the American Arbitration Association. The arbitrators shall be persons in the medical device industry with experience in the matters in dispute.

                  2. Proceedings. The parties and the arbitrators shall use their best efforts to complete the arbitration within one (1) year after the appointment of the Panel under Section 15.2.1 above, unless a party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of the time table. In such case, the Panel may extend such time table as reasonably required. Notwithstanding the foregoing, any arbitration of whether a payment is due under Article 3 above shall be completed and a decision reached within sixty (60) days after the appointment of the Panel. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Article 15 shall be governed by the U.S. Federal Arbitration Act. The proceeding shall take place in the city of San Francisco, California. The fees of the Panel shall be paid by the losing party which party shall be designated by the Panel. If the Panel is unable to designate a losing party, it shall so state and the fees shall be shared equally between the parties.


16.      MISCELLANEOUS PROVISIONS

         16.1 Independent Contractors. The relationship of ArthroCare and Arthrex established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

         16.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, internationally- recognized courier or personal delivery, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given when delivered:

         If to Arthrex:        Reinhold Schmieding
                               Arthrex
                               2885 So. Horseshoe Dr.
                               Naples, FL 34104

         With a copy to:       Stefan Krupp
                               Arthrex GMBH
                               Liebigstrasse No. 13
                               85757 Karsfeld
                               Munich, Germany

         If to ArthroCare:     ArthroCare Corporation
                               595 North Pastoria Avenue
                               Sunnyvale, CA 94086
                               Attention:  Allan Weinstein
                               Vice President, Sales & Marketing

         16.3 Force Majeure. Nonperformance of any party hereto (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, delay or failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the nonperforming party.

         16.4 Assignment. This Agreement shall not be assignable by either party to any third party hereto without the written consent of the other party hereto, except that either party will assign this Agreement without the other party's consent to an entity that acquires all or substantially all of the business or assets of the assigning party pertaining to the subject matter hereof, in each case whether by merger, acquisition, or otherwise.

         16.5 No Implied Waivers; Rights Cumulative. No failure on the part of ArthroCare or Arthrex to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         16.6 Partial Invalidity. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

         16.7 No Implied Licenses. Except as expressly provided herein, no party hereto grants to any other party hereto any rights or licenses under such party's patent rights, trade secrets or other intellectual property rights.

         16.8 Language. This Agreement is in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

         16.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         16.10 Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between ArthroCare and Arthrex with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

         IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of ArthroCare and Arthrex as applicable effective as of the Effective Date.

ARTHROCARE  CORPORATION                         ARTHREX
("ArthroCare")                                  ("Arthrex")


By: /s/  HIRA V. THAPLIYAL                      By: /s/ REINHOLD SCHMIEDING
   ----------------------------                    -----------------------------

Print Name: Hira V. Thapliyal                   Print Name: Reinhold Schmieding
           --------------------                            ---------------------

Title: President & CEO                          Title: President
      -------------------------                       --------------------------

Date: April 15, 1997                            Date: April 11, 1997
     --------------------------                      ---------------------------

                                    Exhibit A


                                 HOUSE ACCOUNTS

                                       [*]

                                    Exhibit B

                                    PRODUCTS

                                    Exhibit C

                                    TERRITORY


Germany, France, Austria, Belgium, and the United Kingdom.

                                    Exhibit D

                                 TRANSFER PRICES

--------------------------------------------------------------------------------
Demonstration Controllers           [*] each
--------------------------------------------------------------------------------
Resale Controllers                  [*] each
--------------------------------------------------------------------------------
Wands                               [*] each Bulk shipped unsterilized in
                                        sealed blister pack clean room
                                        package non- labeled.
--------------------------------------------------------------------------------
Replacement Cables                  [*] each
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Exhibit E

                             INITIAL STOCKING ORDER


--------------------------------------------------------------------------------
[*] Demonstration Controllers 220 volt, [*] Service and Repair        [*]
    Controllers and [*] Additional Controllers
--------------------------------------------------------------------------------
[*] Resale Controllers                                                [*]
--------------------------------------------------------------------------------
[*] WANDS                                                             [*]
--------------------------------------------------------------------------------
                           Total                                      [*]
--------------------------------------------------------------------------------

                                    Exhibit F

                        MINIMUM PERFORMANCE REQUIREMENTS



         1st Year          =        [*]

         2nd Year          =        [*]

         3rd Year          =        [*]

         4th Year          =        [*]

                                    Exhibit G

                                      MARKS